For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
800-867-9757

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2018 Earnings Conference Call
DETROIT, MI, January 11, 2019 -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its fourth quarter and full year 2018 results after the stock market closes on Monday, January 28, 2019.
Chemical Financial Corporation will host a conference call to discuss these results on Tuesday, January 29, 2019 at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 888-378-4398 and entering 007050 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the Investor Information section. A copy of the slide show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available at Chemical Financial Corporation's website at www.chemicalbank.com under the Investor Information section.